LICENSE AGREEMENT


This Agreement, entered into as of June 2, 2004, is made between Albert Mardikian ("Licensor") and Xtreme Companies, Inc., a Nevada corporation ("Licensee"). In consideration of the mutual covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:

Article  1.0     DEFINITIONS

Capitalized terms used herein shall have the meanings given in the Schedule of Definitions attached as Exhibit A hereto.

Article  2.0     LICENSE  TO  SELL  THE  PRODUCT  COMMERICALLY

2.1 Licensor hereby grants and Licensee hereby accepts a non-exclusive, perpetual license to sell, lease or otherwise dispose of the fire and rescue boats (the "Product") for Commercial purposes in North America.

2.2 Licensor warrants that it has the right to grant Licensee the licenses granted pursuant to Section 2.1. Licensor warrants that the use of the Technical Information to manufacture and sell Products and the manufacture and sale of Products will not infringe any patent or copyright. Licensor shall defend any suit or proceeding brought against Licensee insofar as such suit or proceeding is based on a claim that the use of the Technical Information or the manufacture or sale of Products constitutes direct or indirect infringement of any patent or copyright and Licensor shall indemnify and hold Licensee harmless from and against any and all liability, loss, costs, damages or expenses, including reasonable attorneys' fees, arising out of any such claim or proceeding.

Article  3.0     DELIVERY  OF  TECHNICAL  INFORMATION

3.1 Licensor agrees to make available to Licensee all Technical Information, which will assist Licensee in selling, leasing or otherwise disposing of the Product that Licensor now has or acquires during the term of this Agreement.

Article  4.0     PATENTS  AND  TRADEMARKS

4.1 The license granted by Licensor pursuant to Section 1.1 shall be deemed to include an non-exclusive license under any patents now owned or hereafter acquired by Licensor during the term of this Agreement to manufacture Products and sell compositions incorporating such products so manufactured throughout the world.

4.2 Each party agrees not to register or use any trademark or trade-name of the other or any trademark or trade-name confusingly similar thereto in sound, appearance, or meaning without first obtaining the written consent of the other. Each party shall be free to use product code designations in use by the other party, such as numerical or generic designations used to identify or distinguish products, for substantially identical products.

4.3 Licensee shall have exclusive ownership rights to all Improvements and any products developed by Licensee using or incorporating the Technical Information after the initial transfer of such information to Licensee. All Improvements developed by Licensor shall remain the property of Licensor and shall be licensed to Licensee as set forth in Section 3.5.

Article  5.0     PAYMENT

5.1 Licensee shall pay Licensor 2% of gross revenue from the sale of the Product(s) of the Licensor").

Article  6.0     CONFIDENTIALITY

6.1 Each party agrees to maintain in confidence all information received from the other party under this Agreement and deemed by such party to be confidential, and agrees not to disclose the same to third parties, and agrees to obligate all of its employees having access to such information to adhere to this obligation of confidentiality. This mutual obligation of confidentiality shall not apply to any information which is or becomes public knowledge through no fault of the receiving party or which the receiving party can demonstrate in writing was known prior to the disclosure by the disclosing party or which is obtained by the receiving party from a third party with an unrestricted legal right to disclose the same to others. The provisions of this section shall continue in effect for a period of 1 years after the termination of this Agreement.

Article  7.0     TERM  AND  TERMINATION

7.1 This Agreement shall commence on the date set forth above and shall continue until terminated pursuant to this Article 7.0 or one year from the date set forth above.

7.2 In the event that either party hereto breaches this Agreement and fails to remedy such breach within 30 days after notice thereof, the non-breaching party shall be entitled to terminate this Agreement upon written notice of such termination.

7.3 Upon termination of this Agreement Licensee shall cease its use of the Technical Information as of the effective date of such termination, and the rights of the terminating party and the obligations of the non-terminating party shall not be prejudiced by such termination.

Article  8.0     NOTICE

8.1 Any notice, consent or communication required to be given or payment required to be made to either party shall be sent to its address as first set forth above, or at such other address as either party may by written notice designate to the other from time to time.

8.2 Any and all notices shall be in writing and shall be delivered personally, or by registered or certified mail, or by telegram or telex to the other party at its current address as designated in writing from time to time. Any such notice shall be deemed to have been received by the party addressed (i) immediately upon personal delivery (ii) 1 business day after notice given by telegram or telex and (iii) 3 business days after the date of posting of notice sent by registered or certified mail.

Article  9.0     ASSIGNMENT

9.1 The rights granted herein may not be assigned by either party by their respective acts or by operation of law, without the prior written consent of the other party hereto.

Article  10.0     MISCELLANEOUS

10.1 Each party shall give its full cooperation to the other in achieving and fulfilling the terms of this Agreement and, to that end, each party shall give all consents and information and execute all such documents as may be reasonably required to so fulfill and achieve these purposes, including such as may be required by governmental laws or regulations.

10.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.3 Article headings contained in this Agreement are included for convenience only and form no part of the agreement between the parties hereto.

10.4 Any delays in or failure by either party in their performance under this Agreement shall be excused if and to the extent that such delays or failures are caused by occurrences beyond such party 's control.

10.5 This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof and may be amended only by a document in writing.

10.6 No modification, renewal, extension or waiver of this Agreement or any of its provisions shall be binding unless in writing and mutually accepted.

10.7 This Agreement shall be interpreted and construed and the legal relations created herein shall be determined, in accordance with the laws of the State of California.


                           [Signature page to follow]


IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.

/s/ Albert  Mardikian
     Albert  Mardikian
Date:     ______________________

Xtreme  Companies,  Inc.
By:  /s/ Kevin Ryan
     Kevin  Ryan,  CEO
Date:     ______________________



















                                    Exhibit A
                             SCHEDULE OF DEFINITIONS

    For purposes of this Agreement, the following terms shall have the meanings given:
"Commercial" shall mean the right to sell the Product to civilian or nonmilitary persons in North America.

"Cost" shall be determined prior to manufacturing of each vehicle by the parties hereto.

"Product" shall mean the fire and rescue boats FRJ 1250 and FRJ 1530 and1550, patrol boats and vortex boat.

"Technical Information" shall mean all technical information and know-how developed and owned by Licensor in connection with any technical research or development efforts undertaken by Licensor with respect to the Product including, but not limited to, design technology, and manufacturing technology.

"Net Sales Revenue" shall mean gross sales revenue less any taxes, returns, allowances, quantity discounts, freight and insurance when the same are actually paid or allowed.

"Improvements" shall mean any technical information or know-how developed by Licensor or Licensee after the date of the initial transfer of the Technical Information and during the term of this Agreement that uses or relates to the Technical Information, including all related patents throughout the world.